Exhibit 10.4

AMENDMENT NO. 1 TO

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This AMENDMENT NO. 1 TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Amendment”) is entered into as of February 27, 2013, by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), SCHOOL SPECIALTY, INC., a Wisconsin corporation (“Parent”), CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company (“ClassroomDirect”), SPORTIME, LLC, a Delaware limited liability company (“Sportime”), DELTA EDUCATION, LLC, a Delaware limited liability company (“Delta Education”), PREMIER AGENDAS, INC., a Washington corporation (“Premier Agendas”), CHILDCRAFT EDUCATION CORP., a New York corporation (“Childcraft”), BIRD-IN-HAND WOODWORKS, INC., a New Jersey corporation (“Bird-In-Hand”), and CALIFONE INTERNATIONAL, INC., a Delaware corporation (“Califone”; Parent, ClassroomDirect, Sportime, Delta Education, Premier Agendas, Childcraft, Bird-In-Hand and Califone are collectively “Borrowers” and each a “Borrower”).

R E C I T A L S:

WHEREAS, on January 28, 2013 (the “Filing Date”), Borrowers and Guarantors (other than Select Agendas, Corp.) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (as hereinafter defined) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, Agent and Borrowers intend to enter into certain financing arrangements pursuant to that certain Debtor-in-Possession Credit Agreement, dated as of January 31, 2013 by and among Borrowers, the financial institutions from time to time party thereto (collectively, the “Lenders” and each a “Lender”) and Agent (as amended hereby, and as the same may have heretofore been or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced (the “Credit Agreement”));

WHEREAS, Borrowers have entered into that certain Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of the date hereof among Borrowers, Select Agendas, Corp., Frey Scientific, Inc., Sax Arts & Crafts, Inc., U.S. Bank National Association, and the lenders from time to time party thereto; and

WHEREAS, Borrower has requested that Agent and Lenders agree to amend the Credit Agreement in certain respects as more fully described herein, and Agent and Lenders are willing to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1. Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

SECTION 2. ACKNOWLEDGMENTS

2.1. Binding Effect of Documents. Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Credit Agreement, Existing Loan Agreement, the Loan Documents and Existing Loan Documents to which it is a party has been duly executed and delivered to Agent by such Borrower, and each is and shall remain in full force and effect as of the date hereof except as modified pursuant hereto, (b) the agreements and obligations of such Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such Obligations, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for under the Credit Agreement, the Existing Loan Agreement, the Loan Documents and the Existing Loan Documents and applicable law.

SECTION 3. AMENDMENTS

In reliance upon the representations and warranties of the Loan Parties set forth in Section 5 below and subject to the conditions to effectiveness set forth in Section 6 below, effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) The Exhibits and Schedules section of the Table of Contents is hereby amended to insert “Exhibit B-3 Budget” after “Exhibit B-2 Form of Bank Product Letter Agreement”.

(b) The last paragraph of Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Notwithstanding the foregoing, (x) the aggregate Revolving Loans made during any week shall not exceed (i) for the first two weeks following the Filing Date, 115% of the aggregate uses of cash set forth for such week in the Budget, and (ii) for each full week thereafter, 110% of the aggregate uses of cash set forth for such week in the Budget, (y) the aggregate principal amount of the Revolving Loans at any time outstanding during any week shall not exceed the projected “Funded ABL Debt Balance,” plus the “Allowed Overage” (if any), set forth in the Budget for such week, and (z) the Revolving Loans shall be used by Borrowers solely as set forth in Section 6.11.

(c) Section 2.10 of the Credit Agreement is hereby amended by inserting the following subclause (e) to the end thereof:

“(e) First Amendment Closing Fee. Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an amendment fee of $450,000 (the “First Amendment Fee”), which fee shall be fully earned upon the entry of the Final Order, with $225,000 payable upon entry of the Final Order and $225,000 payable on April 16, 2013; provided, however, that such amount payable on April 16, 2013 shall be waived if all of the Obligations and Existing Secured Obligations have been Paid in Full on or before April 15, 2013.”

(d) Article 4 of the Credit Agreement is hereby amended to insert the following Section 4.30 to the end thereof:

“4.30 Bondholder DIP Credit Agreement. If and to the extent the Bondholder DIP Credit Agreement contains any representation, warranty, covenant or condition that is more restrictive to Borrowers than as set forth in the Bayside DIP Credit Agreement, then the corresponding provisions of this Agreement, to the extent not otherwise expressly modified by the First Amendment, shall be deemed modified and amended to make a corresponding change to this Agreement so that such representation, warranty, covenant or condition is no less restrictive to Borrowers than the corresponding provisions in the Bondholder DIP Credit Agreement.”

(e) Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.11. Bondholder DIP Credit Agreement. If and to the extent the Bondholder DIP Credit Agreement contains any reporting requirements or grants access to financial advisors that are not addressed in this Agreement, then this Agreement shall be deemed modified and amended to make a corresponding change to this Agreement so that such reporting requirements or grants of access are required under this Agreement.”

(f) Section 6.6(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) the Existing Secured Obligations in accordance with this Agreement, (C) Permitted Intercompany Advances, and (D) the Bayside Indebtedness; provided that any payment or prepayment of the Bayside Indebtedness shall be made solely with proceeds of the Bondholder DIP Credit Agreement and the Bondholder Escrow Account, or”

(g) Section 6.6(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) the Bayside Documents in accordance with the terms of the Bayside Intercreditor Agreements (as in effect on the Closing Date), (C) the Split Lien Documents in accordance with the terms of the Split Lien Intercreditor Agreement (as in effect on the First Amendment Effective Date), (D) Permitted Intercompany Advances, and (E) ordinary course amendments, modifications and changes to Indebtedness permitted under clauses (d), (f), and (i) of the definition of Permitted Indebtedness, or”

(h) The second paragraph of Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Without limiting the generality of the foregoing, Parent will not, and will not permit any of its Subsidiaries to use the proceeds of any loan made hereunder or any proceeds of ABL Priority Collateral to be applied to (i) repay or prepay any of the Bayside Indebtedness or Indebtedness incurred under the Bondholder DIP Credit Agreement (including any interest, fees, costs and expenses, tax or indemnification obligations), (ii) any Taxes incurred upon or as a result of the Disposition of Split Lien Priority Collateral or (iii) to affirmatively commence or support, or to pay any professional fees incurred to commence or support, any adversary proceeding, motion or other action that seeks to challenge, contest or otherwise seek to impair or object to the validity, extent, enforceability or priority of the Liens, claims or rights in favor of Agent, any Lender, Existing Agent or any Existing Lender.”

(i) Section 8.12 of the Credit Agreement is hereby amended by deleting the “or” at the end of Section 8.12(q), replacing the period with a semicolon at the end of Section 8.12(r) and inserting the following subclauses (s) and (t) at the end thereto:

“(s) If Parent or any Subsidiary of Parent shall fail to maintain sufficient projected borrowing capacity, under this Agreement and the Bondholder DIP Credit Agreement, to pay all accrued administrative obligations and other administrative claims when due, and sufficient additional borrowing capacity under the financing contemplated by the Exit Financing Commitment Letter(s) to enable such other unpaid administrative obligations and administrative claims (including all Obligations under this Agreement, the Existing Secured Obligations and all obligations under the Bondholder DIP Credit Agreement) that are required to be paid in full prior to the effective date of confirmation of a plan for any of the Bankruptcy Cases. Upon request of Agent, the Loan Parties shall report the amount of such accrued and unpaid amounts and the required liquidity to timely satisfy such obligations as set forth in this subsection (s); or

(t) If the Lenders under the Bondholder DIP Credit Agreement shall fail to fund their aggregate Commitments (as defined in the Bondholder DIP Credit Agreement) as and when required under the Bondholder DIP Credit Agreement.”

(j) Article 8 of the Credit Agreement is hereby amended by inserting the following Section 8.13 to the end thereto:

“8.13. Failure by Borrowers to fund the Bondholder Escrow Account as required under the Bondholder DIP Credit Agreement or the occurrence of a default or event of default under the terms of the Escrow Agreement (as defined in the Bondholder DIP Credit Agreement); provided that such amount shall be subject to determination by a final, non-appealable order, the terms of the Bondholder DIP Credit Agreement, the Final Order and the Final Order (as defined in the Bondholder DIP Credit Agreement.”

(k) Section 14.1(a)(ii)(I) of the Credit Agreement is hereby amended by replacing “4, 5 or 6” with “4, 5, 6, 7, 8, 9 or 10”.

(l) Exhibit B-3 to the Credit Agreement is hereby amended and replaced by Exhibit A to this Agreement.

(m) Schedule 1.1 of the Credit Agreement is hereby amended by inserting the following new defined terms “Bayside DIP Credit Agreement”, “Bayside Documents”, “Bayside Indebtedness”, “Bayside Intercreditor Agreements”, “Bondholder DIP Credit Agreement”, “Bondholder Escrow Account”, “Exit Financing Commitment Letter”, “First Amendment”, “First Amendment Effective Date”, “First Amendment Fee” and “Prepetition Make Whole Obligations” and in appropriate alphabetical order:

“”Bayside DIP Credit Agreement” means that certain Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of January 31, 2013 among Borrowers, Select Agendas, Corp., Frey Scientific, Inc., Sax Arts & Crafts, Inc., the lenders from time to time party thereto and Bayside Finance, LLC.”

“”Bayside Documents” means “Loan Documents” as defined in the Bayside DIP Credit Agreement and the Existing Split Lien Credit Agreement.”

“”Bayside Indebtedness” means the Indebtedness under the Bayside DIP Credit Agreement and Existing Split Lien Credit Agreement.”

“”Bayside Intercreditor Agreements” means the Existing Split Lien Intercreditor Agreement and that certain Intercreditor Agreement dated as of the date hereof among Bayside Finance, LLC and Agent and acknowledged by the Loan Parties, each as modified by the Final Order, and as the same may be further amended, modified or supplemented from time to time,

“”Bondholder DIP Credit Agreement” means that certain Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of February [    ], 2013 among Borrowers, Select Agendas, Corp., Frey Scientific, Inc., Sax Arts & Crafts, Inc., U.S. Bank National Association, and the lenders from time to time party thereto, as amended from time to time to the extent permitted under the Split Lien Intercreditor Agreement.”

“”Bondholder Escrow Account” means “Escrow Account” as defined in the Bondholder DIP Credit Agreement.”

“”Exit Financing Commitment Letter(s)” means one or more reasonable and customary exit financing commitment letter from one or more lending institutions that would be an Eligible Transferee, providing for satisfactory evidence that the Obligations and Existing Secured Obligations shall be Paid in Full and satisfactory evidence that all other obligations required to be paid in full on the effective date of a plan of reorganization in accordance with section 1129(a)(9) of the Bankruptcy Code (including all obligations under the Bondholder DIP Credit Agreement) shall be Paid in Full on or before May 31, 2013, in form and substance reasonably satisfactory to Agent, Co-Collateral Agents and Lenders; provided, that any material conditions precedent to funding under such commitment letter other than (i) final documentation in form and substance reasonably satisfactory to such lender(s), (ii) form of plan of reorganization and order confirming such plan reasonably acceptable to such lender(s) and (iii) the satisfaction or waiver of all other conditions to the occurrence of the effective date under such plan having been satisfied or waived (other than the funding under the Exit Financing Commitment Letter) shall be deemed to not be reasonable, including any diligence or syndication conditions.”

“”First Amendment” means that certain Amendment No. 1 to Debtor-in-Possession Credit Agreement dated as of February 25, 2013 among Borrowers, Lenders and Agent.”

“”First Amendment Effective Date” means the first date upon which the conditions set forth in Section 6 of the First Amendment are satisfied in accordance with the terms thereof.”

“”First Amendment Fee” has the meaning ascribed to such term in Section 2.10(e).

“”Prepetition Make Whole Obligations” means Indebtedness under the Existing Split Lien Credit Agreement, solely to the extent of the Make Whole Amount (as defined in the Existing Split Lien Credit Agreement) allowed by the Bankruptcy Court and any interest, fees and indemnification obligations relating thereto.”

(n) The definition of “Budget” in Schedule 1.1 of the Credit Agreement is hereby amended by replacing “Exhibit B-2” with “Exhibit B-3”.

(o) The definition of “Existing Split Lien Agent” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Existing Split Lien Agent” means Bayside Finance, LLC, as Administrative Agent under the Existing Split Lien Credit Agreement.”

(p) The definition of “Permitted Indebtedness” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“”Permitted Indebtedness” means, without duplication:

(a) Indebtedness evidenced by the Agreement or the other Loan Documents, as well as Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Existing Secured Obligations, including any Indebtedness reinstated by the Bankruptcy Court and constituting Reinstated Existing Secured Obligations,

(c) Indebtedness set forth on Schedule 4.14 to the Agreement,

(d) Permitted Purchase Money Indebtedness,

(e) endorsement of instruments or other payment items for deposit,

(f) Permitted Surety Bonds in an aggregate amount not to exceed $30,000,000,

(g) Indebtedness permitted to be incurred in accordance with the Financing Order,

(h) the incurrence by Parent or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes,

(i) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services,

(j) Indebtedness composing Permitted Investments,

(k) Indebtedness outstanding under the Existing Split Lien Documents comprised solely of the Prepetition Make Whole Obligations,,

(l) Indebtedness outstanding under the Split Lien Documents (and any refinancing of such Indebtedness to the extent such refinancing is permitted by, and subject to the terms of, the Split Lien Intercreditor Agreement as in effect on the date hereof) in an aggregate principal amount not to exceed $155,000,000 (plus accrued and unpaid interest, fees and expenses),

(m) Indebtedness under the Convertible Notes in an aggregate principal amount not to exceed $157,500,000 (plus accreted principal), and

(n) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness.”

(q) The definition of “Split Lien Credit Agreement” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“”Split Lien Credit Agreement” means, (i) until the First Amendment Effective Date, the Bayside DIP Credit Agreement and (ii) upon and after the First Amendment Effective Date, the Bondholder DIP Credit Agreement.”

(r) The definition of “Split Lien Documents” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“”Split Lien Documents” means the “Term Loan Documents” as defined in the Split Lien Intercreditor Agreement (as in effect on the First Amendment Effective Date).”

(s) The definition of “Split Lien Indebtedness” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“”Split Lien Indebtedness” means (i) Indebtedness under the Split Lien Credit Agreement and, (ii) until the First Amendment Effective Date, Indebtedness under the Prepetition Term Loan Documents (as defined in the Bayside DIP Credit Agreement).”

(t) The definition of “Split Lien Intercreditor Agreement” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“”Split Lien Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof between Agent and Split Lien Agent and acknowledged by the Loan Parties, as modified by the Final Order, and as the same may be further amended, modified or supplemented from time to time.”

(u) Schedule 5.16 to the Credit Agreement is hereby amended and replaced with Exhibit B to this Agreement.

SECTION 4. [INTENTIONALLY OMITTED]

SECTION 5. REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents, warrants and covenants as follows:

5.1. Representations in the Credit Agreement and the Loan Documents. The representations and warranties set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents, as amended to date, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties (i) expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) are already qualified by materiality, material adverse effect, or words of like effect, in which case such representations and warranties shall be true in all respects).

5.2. Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Agent and Lenders by each Borrower, is enforceable in accordance with its terms and is in full force and effect.

5.3. No Conflict. The execution, delivery and performance of this Agreement by each Borrower will not violate any requirement of law or contractual obligation of any Borrower and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.

5.4. Defaults. No Default or Event of Default has occurred and is continuing.

SECTION 6. CONDITIONS TO EFFECTIVENESS

The effectiveness of this Agreement is subject to the prior or concurrent consummation of each of the following conditions, each in form and substance satisfactory to Agent:

(a) an original of this Agreement, duly authorized, executed and delivered by each Borrower;

(b) an original of the Consent and Reaffirmation as attached at Exhibit C, duly authorized, executed and delivered by each Guarantor;

(c) Borrowers shall have paid all Lender Group Expenses (including, without limitation, the First Amendment Closing Fee) incurred in connection with the transactions evidenced by this Agreement, the Credit Agreement, the Existing Loan Agreement, the other Loan Documents and the Existing Loan Documents;

(d) Agent shall have received a fully executed copy of the Bondholder DIP Credit Agreement and all ancillary documents relating thereto (the “Bondholder DIP Loan Documents”), which Bondholder DIP Loan Documents are (or upon the effectiveness of this Amendment, shall be) in full force and effect and Borrowers have received (or concurrently with the effectiveness of the Amendment, receive) evidence that Borrowers have received proceeds under the Bondholder DIP Credit Agreement in an aggregate principal amount of not less than $129,000,000;

(e) Agent shall have received evidence that the Existing Split Lien Indebtedness other than the Prepetition Make Whole Obligations have been Paid in Full; and

(f) the Bankruptcy Court shall have entered the Final Order, in form and substance satisfactory to Lenders.

SECTION 7. MISCELLANEOUS

7.1. Continuing Effect of Credit Agreement. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement and the Loan Documents are intended or implied by this Agreement and in all other respects the Credit Agreement and the Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement, the Credit Agreement and the Loan Documents, the terms of this Agreement shall govern and control. The Credit Agreement and this Agreement shall be read and construed as one agreement.

7.2. Costs and Expenses. Each Borrower absolutely and unconditionally agrees to pay to Agent, on demand by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees and disbursements of any counsel to Agent in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreements contemplated hereby and expenses which shall at any time be incurred or sustained by Agent, any Lender, any participant of any Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements contemplated hereby, in each case to the extent such expenses constitute Lender Group Expenses required to be paid under the Credit Agreement.

7.3. Further Assurances. At Borrowers’ expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

7.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.5. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of each Borrower made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement, and no investigation by Agent or any Lender, or any closing, shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.

7.6. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower and each Guarantor executing a Consent and Reaffirmation attached hereto, on behalf of itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each Borrower, each Guarantor and all such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement for, or on account of, or in relation to, or in any way in connection with this Agreement, the Credit Agreement, any of the Loan Documents, or any of the transactions hereunder or thereunder.

(b) Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower and each Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.7. Covenant Not to Sue. Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 7.6 above. If any Releasing Party violates the foregoing covenant, each Borrower, for itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7.8. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

7.9. Reviewed by Attorneys. Each Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

7.10. Disgorgement. If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration shall be revived and continue as if such payment, interest or other consideration had not been received by Agent or such Lender, and the Borrowers shall be liable to, and shall indemnify, defend and hold Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section 7.10 shall survive execution and delivery of this Agreement and the documents, agreements and instruments to be executed or delivered herewith.

7.11. Relationship. Each Borrower agrees that the relationship between Agent and such Borrower and between each Lender and Borrower is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement, or any other association between Agent and any Borrower or between any Lender and any Borrower. Each Borrower acknowledges that Agent and each Lender has acted at all times only as a creditor to such Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over such Borrower or its business or affairs. Each Borrower further acknowledges that Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement and the Loan Documents that in any way or to any extent has interfered with or adversely affects such Borrower’s ownership of Collateral.

7.12. Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

7.13. Reference to Credit Agreement. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Agreement.

7.14. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Execution and delivery of an executed counterpart of this Agreement by facsimile, “pdf” or other electronic transmission shall be equally effective as the delivery of a manually executed original of this Agreement.

[signatures on following page]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first above written.

BORROWERS:	SCHOOL SPECIALTY, INC., a Wisconsin corporation

By:
Name:
Title:

CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company

By:
Name:
Title:

SPORTIME, LLC, a Delaware limited liability company

By:
Name:
Title:

DELTA EDUCATION, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page to Amendment No. 1 to Debtor-in-Possession Credit Agreement

PREMIER AGENDAS, INC., a Washington corporation

By:
Name:
Title:

CHILDCRAFT EDUCATION CORP., a New York corporation

By:
Name:
Title:

BIRD-IN-HAND WOODWORKS, INC., a New Jersey corporation

By:
Name:
Title:

CALIFONE INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Amendment No. 1 to Debtor-in-Possession Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent, as Co-Collateral Agent, and as a Lender

By:
Name:
Its Authorized Signatory

Signature Page to Amendment No. 1 to Debtor-in-Possession Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Co-Collateral Agent, and as a Lender

By:
Name:
Its Authorized Signatory

Signature Page to Amendment No. 1 to Debtor-in-Possession Credit Agreement

BANK OF MONTREAL, as a Lender

By:
Name:
Its Authorized Signatory

Signature Page to Amendment No. 1 to Debtor-in-Possession Credit Agreement

CIT FINANCE LLC,, as a Lender

By:
Name:
Its Authorized Signatory

Signature Page to Amendment No. 1 to Debtor-in-Possession Credit Agreement

EXHIBIT A

to

AMENDMENT NO. 1 TO

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

EXHIBIT B-3

Budget

EXHIBIT B

to

AMENDMENT NO. 1 TO

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

SCHEDULE 5.16

Milestones

1.	[Intentionally omitted.]

2.	[Intentionally omitted.]

3.	[Intentionally omitted.]

4.	On or before March 19, 2013 (or such later date as Agent, Co-Collateral Agents and the Required Lenders shall agree), (i) the Bankruptcy Court shall have entered a final order establishing procedures with respect to the marketing and sale of the assets of debtors in the Bankruptcy Cases (the “Debtors”), which order shall be in form and substance (and any modification thereto) reasonably acceptable to Agent and Co-Collateral Agents, and (ii) the Debtors shall have filed a plan of reorganization (the “Plan”) and a motion seeking approval of the disclosure statement and solicitation procedures related to the Plan (the “Disclosure Statement Motion”), in each case, in form and substance (and any modification thereto) reasonably acceptable to Agent, Co-Collateral Agents and the Required Lenders.

5.	On or before April 11, 2013 (or such later date as Agent, Co-Collateral Agents and the Required Lenders shall agree), obtain entry of an order of the Bankruptcy Court granting the Disclosure Statement Motion, which order (and any modifications thereto) shall be in form and substance reasonably acceptable to Agent, Co-Collateral Agents and the Required Lenders.

6.	On or before April 15, 2013 (or such later date as Agent and Co-Collateral Agents shall agree in its sole discretion), the debtors in the Bankruptcy Cases shall have commenced the solicitation of votes in connection with the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.

7.	On or before May 6, 2013, Agent shall have received the executed Exit Financing Commitment Letter(s) and such Exit Financing Commitment Letter(s) shall remain unmodified and in full force and effect.

8.	On or before May 8, 2013, assuming sufficient interest to purchase the Debtors’ assets has been expressed in the Debtors’ reasonable business judgment, an auction shall have been conducted to determine the highest and/or best bid for the Debtors’ assets (the “Auction”) auction, unless Agent shall have received the executed Exit Financing Commitment Letter(s) on or before May 6, 2013.

9.	On or before May 17, 2013 (or such later date as Lenders shall agree), the Bankruptcy Court shall have entered (i) a final order approving the sale of the Debtors’ assets to the winning bidder at the Auction (assuming that an Auction has been held and a winning bidder and backup bidder, if any have been selected) (the “Sale Order”), which order (and any modification thereto) shall be in form and substance reasonably acceptable to Lenders, or (ii) the order confirming the Plan pursuant to section 1129 of the Bankruptcy Code (assuming the Plan has obtained the requisite votes), which order (and any modification thereto) shall be in form and substance reasonably acceptable to Lenders.

10.	On or before May 31, 2013, (i) the sale of the Loan Parties’ assets shall have closed (assuming that an Auction has been held and a winning bidder and backup bidder, if any, have been selected) and the Existing Obligations and Obligations shall have been Paid in Full, or (ii) the effective date of the plan shall have occurred and the Existing Obligations and Obligations shall have been Paid in Full.

For purposes of Milestones 4, 5, and 9, any Plan, Disclosure Statement Motion, order approving the Disclosure Statement Motion, order confirming the Plan or Sale Order that (i) does not provide that the Obligations and Existing Secured Obligations shall be Paid in Full on or before the May 31, 2013 or (ii) modifies or impairs any of the Lenders’ rights under the Financing Order, including the extent, validity and priority of Liens, shall be deemed not reasonable.

EXHIBIT C

to

AMENDMENT NO. 1 TO

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

CONSENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Debtor-in-Possession Credit Agreement (the “Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Debtor-in-Possession Credit Agreement dated as of January 31, 2013 (as amended, supplemented, extended, renewed, restated or otherwise modified from time to time) among Agent, Borrowers and the Lenders from time to time party thereto; (ii) consents to Borrowers’ execution and delivery of the Agreement; (iii) agrees to be bound by the Agreement, including, without limitation, Section 7.6 and Section 7.7 of the Agreement; (iv) affirms that nothing contained in the Agreement, except as specifically stated therein, shall modify in any respect whatsoever any Loan Document to which it is a party; and (v) reaffirms its obligations under (a) the Guaranty and Security Agreement and (b) each of the other Loan Documents to which it is a party (as modified by the Agreement, collectively, the “Reaffirmed Loan Documents”) and confirms that such obligations are unconditional and not subject to any defense, setoff, counterclaim or other adverse claim. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Agent nor any Lender has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

The undersigned further agree that after giving effect to the Agreement, each Reaffirmed Loan Document shall remain in full force and effect.

FREY SCIENTIFIC, INC.

By:
Name:
Title:

SAX ARTS & CRAFTS, INC.

By:
Name:
Title:

Signature Page to Consent and Reaffirmation

SELECT AGENDAS, CORP.

By:
Name:
Title:

Signature Page to Consent and Reaffirmation